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                                                                    EXHIBIT 99.3

                      CONSENT OF SALOMON SMITH BARNEY INC.

    We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Proxy Statement/Prospectus referred to below, and to the inclusion of such opinion letter to, the Proxy Statement/Prospectus of E.I. DuPont De Nemours and Company which Proxy Statement/ Prospectus is part of the Registration Statement on Form S-4 (File Number 333-) of E.I. DuPont De Nemours and Company. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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
                                SALOMON SMITH BARNEY INC.

                                By:             /s/ ROBERT C. MARTIN
                                     -----------------------------------------
                                                  Robert C. Martin
                                                 Managing Director
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New York, New York
August 19, 1999